UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 11, 2017

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
(Address of principal executive offices)		(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 11, 2017, the Board of Directors (the “Board”) of Landstar System, Inc. (the “Company”) authorized the Company to purchase up to 1,963,875 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), from time to time in the open market and in privately negotiated transactions under its share purchase program. No specific expiration date has been assigned to the December 11, 2017 authorization. The December 11, 2017 authorization is in addition to the existing authorization to purchase shares of Common Stock under the Company’s share purchase program. In the aggregate, as of December 11, 2017, the Company has authorization to purchase up to 3,000,000 shares of its Common Stock under its share purchase program.

Also on December 11, 2017, the Board declared a special cash dividend of $1.50 per share to holders of Common Stock. The dividend will be paid on or about January 26, 2018, to stockholders of record as of the close of business on January 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: December 13, 2017	By:	/s/ L. Kevin Stout
		Name:	L. Kevin Stout
		Title:	Vice President and Chief Financial Officer